UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 30, 2022

Date of Report (Date of the earliest event reported)

Bausch Health Companies Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-14956	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2150 St. Elzéar Blvd. West
Laval, Quebec
Canada H7L 4A8
(Address of Principal Executive Offices)(Zip Code)

(514) 744-6792

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BHC	New York Stock Exchange, Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

In connection with Bausch Health Companies Inc.’s (“BHC”, “we”, “us”, “our” or the “Company”) previously announced intention to separate its eye health business (the “Separation”), and to effect the contemplated initial public offering (“IPO”) of Bausch + Lomb Corporation (“Bausch + Lomb” or “B+L”), BHC and Bausch + Lomb have entered into certain agreements for the purpose of accomplishing the Separation, which provide a framework for B+L’s relationship with BHC after the Separation (collectively, the “Separation Agreements”). The Separation Agreements, among other things, allocate among BHC and Bausch + Lomb the assets, employees, liabilities and obligations of BHC and its subsidiaries attributable to periods prior to, at and after the Separation. Each of the Separation Agreements is described in detail below.

The IPO is subject to numerous conditions, including market conditions and to receipt of regulatory, stock exchange and other approvals, and there can be no assurance as to whether or when the IPO may be successfully completed, or as to the actual size or terms of the IPO.

Master Separation Agreement

We have entered into a Master Separation Agreement with Bausch + Lomb (the “Master Separation Agreement”) that, together with the other agreements summarized herein, governs the relationship between Bausch + Lomb and us following the completion of the IPO.

Separation of Assets and Liabilities. The Master Separation Agreement generally allocates assets and liabilities to us and Bausch + Lomb according to the business to which such assets or liabilities relate. In particular, the Master Separation Agreement provides, among other things, that, subject to the terms and conditions contained therein:

•

substantially all of the assets primarily related to the businesses and operations of our Bausch + Lomb business, which we refer to as the “Bausch + Lomb Assets,” will be transferred to Bausch + Lomb or one of its subsidiaries;

•

certain liabilities (whether accrued or matured, contingent or otherwise and regardless of whether arising or accruing before, on or after the completion of the IPO) related to or arising out of the Bausch + Lomb Assets, and other liabilities related to the businesses and operations of the Bausch + Lomb business, which we refer to as the “Bausch + Lomb Liabilities,” will be retained by or transferred to Bausch + Lomb or one of its subsidiaries;

•

all of the assets and liabilities (whether accrued, contingent or otherwise and regardless of whether arising or accruing before, on or after the completion of the IPO) other than the Bausch + Lomb Assets and the Bausch + Lomb Liabilities (such assets and liabilities, other than the Bausch + Lomb Assets and the Bausch + Lomb Liabilities, are referred to as the “Parent Assets” and the “Parent Liabilities,” respectively) will be retained by or transferred to BHC or its subsidiaries; and

•	certain shared contracts may need to be transferred or assigned, in part, to Bausch + Lomb or its subsidiaries or may need to be amended.

Claims. In general, subject to certain identified exceptions, pursuant to the Master Separation Agreement Bausch + Lomb has assumed liability for all pending, threatened and unasserted legal matters exclusively related to its business or its assumed or retained liabilities (as identified in the Master Separation Agreement). For certain legal matters that are not related exclusively to our business or Bausch + Lomb’s business, we intend to cooperate and consult with each other to maintain a joint defense with respect to such legal matters.

Intercompany Accounts. The Master Separation Agreement provides that, subject to any provisions in the Master Separation Agreement or any other ancillary agreement described therein to the contrary, immediately prior to or as promptly as practicable after the IPO, all intercompany accounts between Bausch + Lomb and its subsidiaries, on the one hand, and the Company and its subsidiaries, on the other hand, will be repaid or settled.

Internal Transactions. The Master Separation Agreement provides for certain internal transactions related to our separation from Bausch + Lomb that will occur prior to the completion of the IPO.

Delayed Transfers and Further Assurances. To the extent transfers of assets and assumptions of liabilities related to the Bausch + Lomb business have not been completed (for example, because of a necessary governmental or third party approval or notification), the parties will use commercially reasonable efforts to obtain or make applicable approvals or notifications with respect thereto as soon as reasonably practicable. In the event that any such transfer has not been consummated prior to the closing of the IPO, the party retaining any asset that otherwise would have been transferred shall hold such asset in trust for the use and benefit of the party entitled thereto and retain such liability for the account of the party by whom such liability is to be assumed, in each case to the extent reasonably possible and permitted by applicable law, and take such actions reasonably requested by the other party in order to place such party, in a substantially similar position as would have existed had such asset or liability been transferred prior to the closing of the IPO.

Representations and Warranties. In general, neither we nor Bausch + Lomb has made any representations or warranties regarding any assets or liabilities transferred or assumed. Except as expressly set forth in the Master Separation Agreement, all assets will be transferred on an “as is,” “where is” basis, and the respective transferees will bear the economic and legal risks that conveyed assets are not sufficient to operate the applicable business or that the title to any of the conveyed assets shall be other than good and marketable title, free and clear of any lien.

The Initial Public Offering and Cooperation with the Exchange. The Master Separation Agreement governs our and Bausch + Lomb’s respective rights and obligations regarding the IPO. Pursuant to the Master Separation Agreement, we and Bausch + Lomb will each use commercially reasonable efforts to take all actions necessary to consummate the IPO. Subject to the terms and conditions of the Master Separation Agreement, we may determine the terms of, and whether to proceed with, the IPO or other distribution of Bausch + Lomb shares by BHC.

Conditions. The Master Separation Agreement also provides that the following conditions, among others, must be satisfied or waived by BHC, in its sole and absolute discretion, before either the IPO and the separation transactions can occur or any subsequent distribution by means of plan of arrangement, a spin-off, split-off or other distribution of Bausch + Lomb’s shares by BHC (the “Distribution”) can occur:

•	approval has been given by Bausch + Lomb’s and our Board of Directors;

•	with respect to the Distribution, receipt of applicable shareholder approvals;

•

with respect to the Distribution, the interim and final orders of the British Columbia Supreme Court providing for, among other things, the approval of the plan of arrangement shall have been obtained;

•

all necessary actions or filings under applicable U.S. federal, U.S. state, Canadian or other securities law and rules and regulations thereunder in connection with the IPO and the Distribution, as applicable, shall have been taken or made, and, where applicable, become effective or been accepted by the applicable governmental authority;

•

the portion of Bausch + Lomb’s common shares to be issued and new common shares of BHC to be distributed to BHC’s shareholders pursuant to an arrangement agreement (the “Arrangement Agreement”) by and among BHC and Bausch + Lomb, among other parties, which will set out the terms and conditions of the arrangement (the “Arrangement”) by which the Distribution is currently expected to be implemented, as applicable, that have been accepted for listing on the New York Stock Exchange and the Toronto Stock Exchange;

•	with respect to the Distribution, BHC has received a tax opinion from counsel with respect to certain U.S. federal income tax consequences of the Distribution;

•

with respect to the Distribution, BHC has received an opinion from an independent appraisal firm confirming the solvency and financial viability of BHC prior to the Distribution and of Bausch + Lomb and BHC after completion of the Distribution, and such opinions shall be acceptable to BHC in form and substance in the BHC Board of Directors (the “BHC Board”) sole discretion and shall not have been withdrawn or rescinded;

•

no order, injunction or decree issued by any governmental authority of competent jurisdiction or other legal restraint or prohibition preventing completion of the Distribution, the Separation or any of the transactions related thereto, as applicable, shall be in effect, and no other event outside the control of BHC shall have occurred or failed to occur that prevents the completion of the Distribution, the Separation or any transactions related thereto, as applicable; and

•	with respect to the Distribution, all governmental approvals necessary to consummate the Distribution have been received and shall be in full force and effect.

BHC has the right to not complete the Distribution at any time for any reason, including if, at any time, the BHC Board determines, in its sole and absolute discretion, that such transaction is not in the best interests of BHC or its shareholders or is otherwise not advisable.

D&O Insurance. Bausch + Lomb’s directors and officers will obtain coverage under a directors’ and officers’ insurance program to be established by Bausch + Lomb at its expense. In addition, for a period of six years after Bausch + Lomb’s directors and officers are removed from the prior BHC policies, we have agreed to use commercially reasonable efforts to provide directors’ and officers’ insurance in respect of the Separation, the IPO and acts or omissions occurring at or prior to the time they are removed from the prior BHC policies to current and former directors and officers of BHC and the Bausch + Lomb, 67% of the cost of which shall be borne by us and 33% of the cost of which shall be borne by Bausch + Lomb. Otherwise, Bausch + Lomb expects that such insurance policies will become effective prior to the completion of the IPO, but in any event prior to the completion of the Distribution. Bausch + Lomb will not benefit from any of our or our affiliates’ insurance policies following the effective date of these new insurance policies.

Mutual Releases. Except for specific liabilities associated with the Master Separation Agreement or the other ancillary agreements described therein or rights to indemnification under such arrangements, we and Bausch + Lomb have agreed to release and forever discharge the other party and its respective subsidiaries and affiliates from any and all liabilities, claims or conditions existing or alleged to have existed on or prior to the closing of the IPO. The liabilities to be released include liabilities arising under any contract or agreement, existing or arising from any acts or events occurring or failing to occur or any conditions existing before the completion of the IPO. The releases will not extend to obligations or liabilities under any agreements between BHC and B+L that remain in effect following the Separation, which agreements include, but are not limited to, the Master Separation Agreement, the Transition Services Agreement, the Tax Matters Agreement, the Registration Rights Agreement, the Intellectual Property Matters Agreement, and the transfer documents in connection with the Separation.

Indemnification. Generally, the Master Separation Agreement provides that each party will indemnify, defend and hold harmless the other party and its subsidiaries (and each of their affiliates) and their respective officers, employees and agents from and against any and all losses relating to, arising out of or resulting from: (i) liabilities assumed by the indemnifying party, (ii) any guarantee, indemnifications or contribution obligation, surety bond or other credit support agreement, arrangement, commitment or understanding for the benefit of the indemnifying party by the indemnified party that survives following the Separation, (iii) any breach by the indemnifying party or its subsidiaries of the Master Separation Agreement and the other agreements described in this section (unless such agreement provides for separate indemnification) or (iv) any untrue statement of a material fact, or omission to state a material fact, with respect to information provided by the indemnifying party for use in, and contained in, any document disclosed to the SEC with respect to the IPO or otherwise (provided, that certain indemnification rights, obligations and procedures with respect to the Distribution will be set forth in the Arrangement Agreement). The Master Separation Agreement also specifies procedures with respect to claims subject to indemnification and related matters.

Covenants. The Master Separation Agreement also governs other matters related to the completion of the IPO and the Distribution, the provision and retention of records, access to information, confidentiality, cooperation with respect to governmental filings and third party consents, coordination with respect to financial statements and accounting matters. In addition, the Master Separation Agreement provides that, as long as BHC beneficially owns at least 50% of the total voting power of Bausch + Lomb’s outstanding share capital entitled to vote in the election of Bausch + Lomb’s Board of Directors, Bausch + Lomb will not (without BHC’s prior written consent or, in certain circumstances, the approval of the our Board of Directors) take certain actions. In addition, to preserve the tax-free treatment of the Separation and the Distribution, the Master Separation Agreement includes certain covenants and restrictions to ensure that, until the completion of the Distribution, we will retain beneficial ownership of at least 80.1% of Bausch + Lomb’s combined voting power and 80.1% of each class of nonvoting share capital, if any is outstanding.

Director Elections. The Master Separation Agreement also provides that from the date of the Separation until the earlier of December 31, 2024, completion of the Distribution and BHC ceasing to beneficially own at least 50% of the total voting power of B+L’s outstanding share capital entitled to vote in the election of B+L’s Board of Directors, B+L will not (without the prior written consent of the BHC Board) propose any nominee for election to the B+L Board of Directors other than the directors named in B+L’s prospectus included in the registration statement that it filed with the SEC on January 13, 2022, subject to certain specified exceptions. BHC has agreed that, during such period, all voting decisions made by or on behalf of BHC with respect to any of B+L’s voting securities beneficially owned by BHC will be approved by the BHC Board.

Termination. The Master Separation Agreement may be terminated and the Distribution may be amended, modified or abandoned at any time by mutual consent or subject to the terms and conditions set forth in the Master Separation Agreement at any time prior to the closing of the IPO. The obligations of the parties under the Master Separation Agreement to pursue or effect the Distribution may be terminated by BHC at any time for any reason. The Master Separation Agreement provides that, in the event of a termination of the Master Separation Agreement on or after the completion of the IPO, (1) only the provisions of the Master Separation Agreement that obligate the parties to pursue the Distribution will terminate and (2) the other provisions of the Master Separation Agreement and the other transaction agreements that we and Bausch + Lomb enter into will remain in full force and effect.

Transition Services Agreement

We have entered into a Transition Services Agreement with Bausch + Lomb (the “Transition Services Agreement”) to provide each other, on a transitional basis following the IPO, certain administrative, human resources, treasury and support services and other assistance, for a limited time to help ensure an orderly transition. The Transition Services Agreement specifies the calculation of our costs for these services. The cost of these services will be negotiated between us and Bausch + Lomb.

Under the Transition Services Agreement, Bausch + Lomb will receive certain services, including information technology services, technical and engineering support, application support for operations, legal, payroll, finance, tax and accounting, general administrative services and other support services. As costs for these services historically were included in Bausch + Lomb’s operating results through expense allocations from BHC, Bausch + Lomb does not expect the costs associated with the Transition Services Agreement to be materially different and, therefore, B+L does not expect such costs to materially affect B+L’s results of operations or cash flows after becoming a standalone company.

Services under the Transition Services Agreement begin on the date of the closing of the IPO and will cover a period generally not expected to exceed 24 months following the IPO.

Tax Matters Agreement

We have entered into a Tax Matters Agreement with Bausch + Lomb (the “Tax Matters Agreement”) that governs the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes following the IPO. In general, under the Tax Matters Agreement:

•

BHC will be responsible for any U.S. federal, state, local or non-U.S. income and non-income taxes (and any related interest, penalties or audit adjustments and including those taxes attributable to Bausch + Lomb’s business) reportable on a consolidated, combined or unitary return that includes BHC or any of its subsidiaries (including Bausch + Lomb and/or any of its subsidiaries), and on any other tax return of BHC or any of its subsidiaries (including Bausch + Lomb and/or any of its subsidiaries) that includes tax items relating to Parent Assets and Parent Liabilities (whether or not such tax return also includes items relating to the Business), for any periods or portions thereof ending prior to the IPO.

•

BHC will be responsible for taxes (other than Canadian taxes with respect to the Distribution, which are subject to the Arrangement Agreement) incurred as a result of the Separation and Distribution, except to the extent such taxes are attributable to certain actions taken by Bausch + Lomb or breaches of representations or covenants made by Bausch + Lomb in the Tax Matters Agreement.

•

Bausch + Lomb will be responsible for any U.S. federal, state, local or non-U.S. income and non-income taxes (and any related interest, penalties or audit adjustments) that are reportable on returns that include only Bausch + Lomb and/or any of its subsidiaries (and do not include any tax items related to Parent Assets and Parent Liabilities) for all tax periods or portions thereof ending prior to the IPO.

Bausch + Lomb will generally be responsible for all of the taxes imposed on it and its subsidiaries for taxable periods (or portions thereof) that begin after the date of the IPO.

Bausch + Lomb will not generally be entitled to receive payment from BHC in respect of any of its tax attributes or tax benefits or any reduction of taxes of BHC. Neither party’s obligations under the Tax Matters Agreement is limited in amount or subject to any cap. The Tax Matters Agreement also assigns responsibilities for administrative matters, such as the filing of returns, payment of taxes due, retention of records and conduct of audits, examinations or similar proceedings. In addition, the Tax Matters Agreement provides for cooperation and information sharing with respect to tax matters.

BHC will be primarily responsible for preparing and filing any tax return with respect to any BHC affiliated, consolidated, combined, unitary or similar group for U.S. federal, state, or local or non-U.S. income or non-income tax purposes that includes BHC or any of its subsidiaries, including those tax returns that also include Bausch + Lomb and/or any of its subsidiaries, and any other tax return of BHC or its subsidiaries (including Bausch + Lomb and/or any of its subsidiaries) that includes tax items relating to Parent Assets and Liabilities (whether or not such tax return also includes items relating to the Business). Bausch + Lomb will generally be responsible for preparing and filing any tax returns that include only Bausch + Lomb and/or any of its subsidiaries (and do not include any tax items related to Parent Assets and Parent Liabilities).

The party responsible for preparing and filing a given tax return will generally have exclusive authority to control tax contests related to any such tax return. Bausch + Lomb will generally have exclusive authority to control tax contests with respect to tax returns that include only Bausch + Lomb and/or any of its subsidiaries.

In addition, in order to preserve the tax-free treatment of the Distribution as currently anticipated, if effected in the manner currently anticipated, for U.S. federal income tax purposes, under the Tax Matters Agreement, Bausch + Lomb will be restricted from taking certain actions, including, during the two-year period after the Distribution, discontinuing the active conduct of its trade or business, merging or amalgamating with any other person (other than in connection with the Distribution), redeeming or otherwise acquiring its shares (other than pursuant to certain open-market repurchases of less than 20% of its common shares, in the aggregate), soliciting, participating or supporting any acquisition of its shares by any person or business combination having a similar effect, or otherwise taking any action that could reasonably be expected to adversely affect the tax-free treatment of the Distribution for U.S. federal income tax purposes. Notwithstanding the foregoing, Bausch + Lomb may be permitted to take certain of these actions if Bausch + Lomb receives a tax ruling or opinion of counsel, acceptable to BHC, to the effect that the action will not adversely affect the tax-free treatment of the Distribution for U.S. federal income tax purposes. Regardless of whether Bausch + Lomb is so permitted to take such action, under the Tax Matters Agreement Bausch + Lomb will be required to indemnify BHC for any tax-related losses that result from the taking of any such action.

Employee Matters Agreement

We have entered into an Employee Matters Agreement with Bausch + Lomb (the “Employee Matters Agreement”), which governs our relationship with Bausch + Lomb with respect to employment, compensation and benefits matters following the IPO. The Employee Matters Agreement governs, among other things, the allocation of employee-related liabilities, the mechanics for the transfer of Bausch + Lomb employees, the treatment of outstanding equity awards and the treatment of Bausch + Lomb employees’ participation in BHC’s retirement and health and welfare plans.

Employee-related liabilities. In connection with the Separation, Bausch + Lomb will generally assume responsibility for all employment, compensation and benefits-related liabilities relating to current employees of the Bausch + Lomb business (whether active or on certain specified leaves of absences) and former employees who were last actively employed primarily with respect to the Bausch + Lomb business, whom we collectively refer to as “B+L Employees,” regardless of whether such liabilities arise before, on or after the closing of the IPO. BHC will retain all employment, compensation and benefits-related liabilities relating to each current or former employee of BHC who is not a B+L Employee, whom we refer to as a “BHC Employee.”

Transfers of B+L Employees. Effective on or prior to the closing of the IPO, to the extent not already employed by Bausch + Lomb or one of its subsidiaries, the employment of each B+L Employee will generally be transferred to Bausch + Lomb or one of its subsidiaries. The transfer of the employment of B+L Employees who are employed in certain non-U.S. jurisdictions may occur following the closing of the IPO (the “Post-Separation Transfer Employees”). Prior to their transfer date, BHC will make available to us the services of the Post-Separation Transfer Employees, to the extent employed by BHC at such time. Bausch + Lomb or one of its subsidiaries will generally assume responsibility for any individual employment or similar agreements between any B+L Employee and BHC or any of its subsidiaries. Bausch + Lomb will bear the cost of compensation, benefit and other employment related liabilities incurred for Post-Separation Transfer Employees prior to their applicable transfer date.

Compensation and benefit plans generally. Effective as of January 1, 2022 (or, in the case of Post-Separation Transfer Employees, the date such employees transfer to Bausch + Lomb), which we refer to as the “Benefits Commencement Date,” as a general matter, B+L Employees will be eligible to participate in compensation and benefit plans established by Bausch + Lomb or one of its subsidiaries, and such plans will generally recognize all of such employee’s service with BHC and its affiliates prior to the applicable Benefits Commencement Date for purposes of eligibility, vesting and benefit accruals. However, such service will not be recognized to the extent that such recognition would result in a duplication of benefits. BHC will bear the cost of designing or establishing any of Bausch + Lomb’s or its subsidiaries’ compensation or benefit plans; however, Bausch + Lomb will reimburse BHC for any costs and expenses incurred by BHC to administer such plans.

401(k) plan. As a general matter, effective as of a date mutually identified by the parties (but not later than six months after the closing of the IPO), each B+L Employee who participates in the BHC 401(k) plan will cease active participation in the BHC 401(k) plan and will be eligible to participate in a 401(k) plan maintained by Bausch + Lomb or one of its subsidiaries. Following such effective date of participation, the account balance of each B+L Employee who is an active participant in the BHC 401(k) plan will be transferred to, and assumed by, the B+L 401(k) plan.

B+L Retirement Benefits Pension Plan. Effective as of the closing of the IPO, the Bausch & Lomb Retirement Benefits Plan (the “Legacy U.S. Pension Plan”), including The Bausch & Lomb Retirement Benefits Trust, will be retained by Bausch + Lomb in accordance with its terms. Following such date, each BHC Employee who participates in the Legacy U.S. Pension Plan will cease active participation in the Legacy U.S. Pension Plan (including the accrual of any additional benefits, if any, under the Legacy U.S. Pension Plan). Any liabilities arising from or relating to the Legacy U.S. Pension Plan and The Bausch & Lomb Retirement Benefits Trust will be retained by B+L and its subsidiaries.

Biovail Americas Corp. Executive Deferred Compensation Plan. Effective as of the closing of the IPO, the Biovail Americas Corp. Executive Deferred Compensation Plan will be retained by BHC in accordance with its terms, and any liabilities arising from or relating to the such plan will be retained by BHC and its subsidiaries.

B+L Supplemental Retirement Income Plan. Effective as of the closing of the IPO, the B+L Supplemental Retirement Income Plan, including each of the secular trusts established thereunder, will be retained by Bausch + Lomb in accordance with its terms, and any liabilities arising from or relating to such plan will be retained by Bausch + Lomb and its subsidiaries.

Health and welfare benefit plans. Effective as of the closing of the IPO, Bausch + Lomb will generally assume all costs, expenses or liabilities relating to health and welfare coverage or claims incurred on or after the closing of the IPO by each B+L Employee under any of our or Bausch + Lomb’s health and welfare benefit plans. However, following the closing of the IPO and prior to the applicable Benefits Commencement Date, B+L Employees will generally continue to participate in BHC’s health and welfare benefit plans, and any claims incurred by B+L Employees prior to the applicable Benefits Commencement Date will continue to be covered under BHC’s health and welfare benefit plans; provided that, any costs relating to such participation in BHC’s health and welfare plans will be borne by Bausch + Lomb.

Treatment of annual cash incentive awards. Each B+L Employee participating in any cash incentive plan or program for the 2021 performance year (including any annual bonus program or sales incentive program) will remain eligible to receive such cash bonus award, subject to the terms of the applicable bonus plan and actual achievement of applicable performance goals determined as of the end of the performance period. The actual 2021 cash bonuses payable to B+L Employees will be paid by Bausch + Lomb in accordance with the terms of the applicable cash bonus plan, and BHC will generally bear the cost of the aggregate actual amount (or an estimated amount, depending on the timing of the offering) of such 2021 cash bonuses. For the 2022 performance year, all B+L Employees will participate in a B+L cash bonus or incentive plan, the cost of which will be borne entirely by Bausch + Lomb.

B+L Separation Bonuses. Each B+L Employee who is eligible to receive a cash bonus award under the Bausch + Lomb Separation Bonus Opportunity program, regardless of when payable, will remain eligible to receive his or her cash bonus award based on continued employment with Bausch + Lomb, subject to the terms of the applicable agreement or program. The actual cash bonus awards under the Bausch + Lomb Separation Bonus Opportunity program will be paid by Bausch + Lomb in accordance with the terms of the applicable agreement or program (including terms relating to the timing of payment) and BHC will bear the cost of the aggregate amount of such cash bonus award.

Treatment of Outstanding Equity Awards. Effective as of immediately prior to the Distribution, each outstanding BHC equity award will be treated as set forth below.

Stock Options

Each outstanding BHC stock option award (each, a “BHC Option”) held by a current B+L Employee will be converted into an option to acquire B+L common shares (each, a “B+L Option”). The number of B+L common shares subject to such B+L Option will be determined by multiplying (i) the number of BHC common shares subject to the corresponding BHC Option by (ii) a fraction, (A) the numerator of which is the fair market value of a BHC common share before the Distribution (as determined by the BHC Board (or an applicable committee thereof)) and (B) the denominator of which is the fair market value of a B+L common share after the Distribution (as determined by the BHC Board (or an applicable committee thereof)) (such fraction, the “B+L Concentration Ratio”), rounded down to the nearest whole share. The exercise price per B+L common share applicable to such B+L Option will be determined by dividing (i) the exercise price per BHC common share applicable to the corresponding BHC Option by (ii) the B+L Concentration Ratio, rounded up to the nearest whole cent.

Each outstanding BHC Option held by a current or former BHC Employee or a former B+L Employee will be converted into an adjusted BHC Option (each, an “Adjusted BHC Option”). The number of BHC common shares subject to such Adjusted BHC Option will be determined by multiplying (i) the number of BHC common shares subject to the corresponding BHC Option by (ii) a fraction, (A) the numerator of which is the fair market value of a BHC common share before the Distribution (as determined by the BHC Board (or an applicable committee thereof)) and (B) the denominator of which is the fair market value of a BHC common share after the Distribution (as determined by the BHC Board (or an applicable committee thereof)) (such fraction, the “BHC Concentration Ratio”), rounded down to the nearest whole share. The exercise price per BHC common share applicable to such Adjusted BHC Option will be determined by dividing (i) the exercise price per BHC common share applicable to the corresponding BHC Option by (ii) the BHC Concentration Ratio, rounded up to the nearest whole cent.

The B+L Options and Adjusted BHC Options will be subject to the same terms and conditions (including vesting and expiration schedules) as applicable to the corresponding BHC Option immediately prior to the above described conversions.

Restricted Stock Units (“RSUs”) and Performance Share Units (“PSUs”)

Each outstanding BHC RSU and BHC PSU that (1) was granted prior to January 1, 2022, or in the case of any BHC matching share restricted stock units (“ MRSUs”), was granted at any time, (2) is not a New Hire Grant (as defined below), (3) is not the CEO Grants (as defined below) and (4) is held by either (x) a current BHC Employee or (y) a current B+L Employee, in each case, will be adjusted as follows (such adjustment, the “Basketing Adjustment”):

•	the holder will continue to hold the same number of BHC RSUs or BHC PSUs, as applicable; and

•

the holder will receive a number of B+L RSUs (i.e., not subject to performance conditions), determined by multiplying (i) the number of BHC RSUs or BHC PSUs by (ii) the “basket ratio” (i.e., a conversion ratio that will be determined by the BHC Board (or an applicable committee thereof) prior to the Distribution in a manner intended to preserve the aggregate value of the applicable outstanding equity awards), rounded down to the nearest whole share.

Each outstanding BHC RSU (other than a Deferred BHC RSU, as defined below) and BHC PSU that (1) is held by a current BHC Employee and (x) was granted on or following January 1, 2022 (other than any BHC MRSUs), (y) was an “initial” or “sign-on” BHC RSU or BHC PSU granted to any current B+L Employee or BHC Employee on or following September 1, 2021 in connection with such applicable employee’s external new hire into an executive role with Bausch + Lomb or BHC (a “New Hire Grant”) or (z) was granted on September 1, 2021 to the BHC Employee who is intended to become the CEO of BHC effective as of the closing of the IPO (including the awards of both BHC RSUs and BHC PSUs granted to such BHC Employee on September 1, 2021) (the “CEO Grants”), (2) is held by (i) a former BHC Employee, (ii) a former B+L Employee, (iii) an employee of Solta or its subsidiaries or business, (iv) a non-employee director of BHC (who does not also serve on Bausch + Lomb ‘s Board of Directors) (a “BHC Director”), (v) a “Dual Director” (i.e., a non-employee director serving on the Board of Directors of both Bausch + Lomb and BHC at and immediately following the time of the Distribution) or (vi) a non-employee director of Solta (who does not also serve on Bausch + Lomb’s Board of Directors) (in each case, regardless of when granted) or (3) is held by a BHC service provider that is employed in a jurisdiction where the “basketing” treatment set forth above is not permitted, in each case, will be converted into an adjusted award of BHC RSUs or BHC PSUs, as applicable, determined by multiplying (a) the number of such BHC RSUs or BHC PSUs by (b) the “BHC Concentration Ratio”, rounded down to the nearest whole share.

Each outstanding BHC RSU and BHC PSU that (1) is held by a current B+L Employee and (x) was granted on or following January 1, 2022 (other than any BHC MRSUs) or (y) is a New Hire Grant or (2) is held by a Bausch + Lomb service provider that is employed in a jurisdiction where the “basketing” treatment set forth above is not permitted, in each case, will be converted into an award of B+L RSUs determined by multiplying (i) the number of such BHC RSUs or BHC PSUs by (ii) the B+L Concentration Ratio, rounded down to the nearest whole share.

Each outstanding BHC RSU (other than a Deferred BHC RSU) that is granted to a non-employee director of the Bausch + Lomb (who does not also serve on the Board of Directors of BHC at and immediately following the time of Distribution) (a “B+L Director”) in 2022 (if any) will not be converted into an award of B+L RSUs, and will instead vest on a pro rata basis and be settled prior to the Distribution in accordance with, and subject to the terms of the applicable award agreement governing such BHC RSUs.

In addition, and notwithstanding the above described adjustments, each deferred BHC RSU that is held by a Dual Director or a BHC Director or a B+L Director at the time of the Distribution (a “Deferred BHC RSU”) will be adjusted pursuant to the Basketing Adjustments described above.

The adjusted BHC RSUs and BHC PSUs and B+L RSUs will generally have the same terms and conditions (including vesting schedule) as the corresponding BHC awards prior to the adjustments, except that, in the case of any BHC PSUs, the corresponding B+L RSUs will not be subject to any performance-based vesting conditions following the adjustments.

Effective as of the Distribution, Bausch + Lomb will assume the obligation to settle and deliver the shares of Bausch + Lomb underlying all BHC equity awards converted into Bausch + Lomb equity awards. For purposes of vesting for all equity awards, continued employment with or service to BHC or Bausch + Lomb, as applicable, will be treated as continued employment with or service to both BHC and Bausch + Lomb.

Bausch + Lomb will be responsible for the settlement of cash dividend equivalents on any adjusted BHC awards and any B+L equity awards held by a B+L Employee or a B+L Director, and BHC will be responsible for the settlement of cash dividend equivalents on any adjusted BHC awards and any B+L equity awards held by current or former BHC Employees. However, with respect to (i) B+L equity awards held by BHC Employees or a BHC Director, prior to the date any such settlement is due, Bausch + Lomb will pay BHC in cash amounts required to settle any dividend equivalents accrued following the Distribution and (ii) adjusted BHC equity awards held by B+L Employees, prior to the date any such settlement is due, BHC will pay Bausch + Lomb in cash amounts required to settle any dividend equivalents accrued following the Distribution. With respect to a Dual Director, Bausch + Lomb will be responsible for the settlement of cash dividend equivalents on any B+L equity awards and BHC will be responsible for the settlement of cash dividend equivalents on any adjusted BHC equity awards.

Notwithstanding the Basketing Adjustments set forth above, with respect to BHC RSUs and BHC PSUs held by certain employees resident in Canada or by certain employees not resident in Canada that received BHC RSUs and BHC PSUs in respect of, in the course of, or by virtue of duties of any office or employment performed in Canada, in the event the “in the money amount” of the equity awards provided to such employee as a result of such adjustments (determined on an award-by-award basis) immediately following such Basketing Adjustments exceeds the “in-the-money amount” of the corresponding award of BHC RSUs or BHC PSUs, as applicable, immediately prior to such Basketing Adjustments, then the number of BHC common shares underlying the applicable BHC RSU or BHC PSU and/or the number of B+L common shares underlying the applicable B+L RSU (or any combination thereof) will be further adjusted in order to ensure that any such excess in the “in-the-money amount” is reduced to nil in a manner intended to ensure that such adjustments will be completed on a tax-neutral basis under the provisions of the Income Tax Act (Canada) for such employees.

Intellectual Property Matters Agreement

We have entered into an Intellectual Property Matters Agreement with Bausch + Lomb (the “Intellectual Property Matters Agreement”) pursuant to which Bausch + Lomb has granted to BHC a non-exclusive, worldwide, royalty free license to use the “BAUSCH” name and marks, and certain other marks (which we refer to as the “Licensed Trademarks”) for a transitional period from the IPO and extending for a transitional period after the date of the Distribution to allow for the renaming and rebranding of BHC. The Intellectual Property Matters Agreement includes certain customary quality control provisions which impose obligations and restrictions on BHC’s use of the Licensed Trademarks.

The Intellectual Property Matters Agreement also includes certain provisions whereby Bausch + Lomb has made arrangements to provide BHC certain rights to continue to control certain domain names containing the word “BAUSCH HEALTH” during the term of the applicable trademark license and we mutually agree with Bausch + Lomb to any additional arrangements that may be reasonably required to transition BHC away from use of the domains.

The Intellectual Property Matters Agreement also includes an intellectual property cross-license which provides BHC and Bausch + Lomb with reciprocal, non-exclusive cross-licenses under certain intellectual property rights transferred to Bausch + Lomb and certain intellectual property rights retained by BHC in order to provide each of BHC and Bausch + Lomb freedom to operate their respective businesses.

Real Estate Matters Agreement

We have entered into a Real Estate Matters Agreement with Bausch + Lomb (the “Real Estate Matters Agreement”), pursuant to which certain leased and owned property will be shared between us and Bausch + Lomb following the IPO. The Real Estate Matters Agreement describes the manner in which the specified leased and owned properties are shared, including the following types of transactions: (i) if mutually agreed, leases to either party of portions of specified properties that the other party owns; and (ii) if mutually agreed, subleases to either party of portions of specified properties leased by the other party. The Real Estate Matters Agreement also contemplates that we and Bausch + Lomb will share certain properties for a limited period until a formal arrangement is entered into or one of the parties exits the property and that we may provide each other with certain services with respect to specified leased and owned properties for a limited time to help ensure an orderly transition.

Registration Rights Agreement

We have entered into a Registration Rights Agreement with Bausch + Lomb (the “Registration Rights Agreement”) pursuant to which Bausch + Lomb has agreed that following the IPO, upon the request of BHC, Bausch + Lomb will use its commercially reasonable efforts to effect the registration under applicable U.S. federal and state securities laws of any of Bausch + Lomb’s common shares retained by BHC and certain of its subsidiaries following the completion of the IPO, and to file any required Canadian prospectuses relating to such registration.

Demand registration. BHC will be able to request registration under the Securities Act of 1933, as amended (the “Securities Act”) or qualification by a Canadian prospectus under applicable Canadian securities laws of all or any portion of our common shares that are not freely sellable under Rule 144 under the Securities Act and Bausch + Lomb will be obligated, subject to certain customary exceptions, to register or qualify such shares. BHC may make up to four demand registrations in any twelve month period.

Piggy-back registration. If Bausch + Lomb at any time intends to file a registration statement and/or Canadian prospectus in connection with a public offering of any of its securities on a form and in a manner that would permit the registration or qualification for offer and sale of its common shares held by BHC, BHC will have the right to include common shares it owns in that offering, subject to certain customary limitations.

Registration expenses. Bausch + Lomb will be generally responsible for all registration expenses in connection with the performance of its obligations under the registration rights provisions in the Registration Rights Agreement. BHC will generally be responsible for any applicable underwriting discounts, commissions and transfer taxes.

Indemnification. The agreement contains customary indemnification and contribution provisions by Bausch + Lomb for the benefit of BHC and, in limited situations, by BHC for the benefit of Bausch + Lomb with respect to the information provided by BHC included in any registration statement, prospectus, Canadian prospectus or related document.

Term. The registration rights remain in effect with respect to any shares held by BHC until:

•	such shares have been sold pursuant to an effective registration statement under the Securities Act;

•	such shares have been sold to the public pursuant to Rule 144 under the Securities Act;

•	such shares have ceased to be outstanding; or

•	such shares may be sold to the public pursuant to Rule 144 under the Securities Act without any limitations on volume or manner of sale pursuant to such rule.

* * *

The foregoing summaries of each of the Separation Agreements is not complete and is qualified in its entirety by reference to the full and complete text of the applicable Separation Agreements, copies of which are attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1†#	Master Separation Agreement by and between Bausch Health Companies Inc. and Bausch + Lomb Corporation, dated as of March 30, 2022

99.2†#	Transition Services Agreement by and between Bausch Health Companies Inc. and Bausch + Lomb Corporation, dated as of March 30, 2022

99.3†#	Tax Matters Agreement by and between Bausch Health Companies Inc. and Bausch + Lomb Corporation, dated as of March 30, 2022

99.4†#	Employee Matters Agreement by and between Bausch Health Companies Inc. and Bausch + Lomb Corporation, dated as of March 30, 2022

99.5†#	Intellectual Property Matters Agreement by and between Bausch Health Companies Inc. and Bausch + Lomb Corporation, dated as of March 30, 2022

99.6†#	Real Estate Matters Agreement by and between Bausch Health Companies Inc. and Bausch + Lomb Corporation, dated as of March 30, 2022

99.7#	Registration Rights Agreement by and between Bausch Health Companies Inc. and Bausch + Lomb Corporation, dated as of March 30, 2022

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

†

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the Securities and Exchange Commission.

#	Portions of this exhibit have been omitted because they are both (i) not material and (ii) would likely cause competitive harm to Bausch + Lomb corporation if publicly disclosed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Sam Eldessouky
Name: Sam Eldessouky
Title: Executive Vice President, Chief Financial Officer

Date: March 30, 2022